Exhibit 99.1
FOR IMMEDIATE RELEASE

Hughes Communications, Inc. Announces First Quarter 2008 Results

First Quarter 2008 Revenues Increase 6% over First Quarter 2007 to a Record $237 million;
Adjusted EBITDA Increases 15% to $29 million,
 New Order Bookings Increase to $286 million

Germantown, Md., May 7, 2008—Hughes Communications, Inc. (NASDAQ: HUGH) (“Hughes”), the global leader in broadband satellite network solutions and services, today announced financial results for the quarter ended March 31, 2008. Hughes' consolidated operations are classified into four reportable segments: North America VSAT; International VSAT; Telecom Systems; and Corporate and Other. The North America VSAT, International VSAT and Telecom Systems segments represent all the operations of Hughes Network Systems, LLC (“HNS”), Hughes’ principal operating subsidiary.

“We accomplished a major milestone on April 3, 2008, namely, the initiation of commercial service on SPACEWAY™ 3, our new state-of-the-art satellite,” said Pradman Kaul, president and chief executive officer of Hughes. “We launched SPACEWAY 3 in August last year and thereafter, went through in-orbit testing as well as rigorous alpha and beta testing with customers. I am delighted that SPACEWAY 3 is now in service with revenue bearing traffic.”

Kaul continued, “Hughes had a strong first quarter in 2008, setting new records for first quarter revenue, Adjusted EBITDA* and new orders. Revenues increased by 6% over the first quarter of 2007 to $237.2 million and once again, the major contributors to revenue growth were our consumer and mobile satellite businesses. Over 46,700 new consumers were activated in the first quarter of 2008, resulting in the subscriber base growing to 401,000 at March 31, 2008 for a growth of 16% over the subscriber base at March 31, 2007. Consumer ARPU increased to $65 in the first quarter of 2008 over $60 in the first quarter of 2007. Revenue in the Telecom Systems segment grew by 29% over the first quarter 2007 to $36 million, driven primarily by our mobile satellite business. Our North America and International enterprise businesses continued their steady revenue contribution with revenues of $110 million in the first quarter of 2008.”

Kaul continued, “We booked new orders of $286 million in the first quarter of 2008. Our North America enterprise business received significant orders from GTECH, Row 44, Galaxy Broadband, Edward Jones, Lowes, and Marathon. In our International enterprise business, we received significant orders from Visa International, BP, Telefonica, Bentley Walker, and Tesco. In our Telecom Systems segment, we obtained significant orders from Mobile Satellite Ventures and Hughes Telematics.”

Net income for the first quarter of 2008 was $0.7 million, and reflects an $8.5 million accrual related to the estimated payout in April 2009 for a one-time employee retention plan established in connection with the 2005 purchase of HNS from The DIRECTV Group, Inc. The liability is based on management’s current assessment of the probability of achieving a profitability goal, and continued employment by the participants through April 22, 2009 after giving effect to the vesting period. Management will continue to assess this liability and will accrue the balance as appropriate through the vesting period. Management currently estimates that the payout will be $11.4 million compared to the maximum payout of $14.2 million. Adjusted Net Income* in the first quarter of 2008, after adding back the $8.5 million accrual and the $1.1 million in equity incentive plan compensation, was $10.2 million, an increase of $6.3 million over the first quarter of 2007. Adjusted EBITDA for Hughes increased in the first quarter of 2008 by 15% to $29.4 million over the first quarter of 2007; Adjusted EBITDA for HNS increased to $30.2 million which is an increase of 14% over the first quarter of 2007.

* Adjusted EBITDA is defined as EBITDA further adjusted to exclude certain adjustments. EBITDA is defined as earnings (losses) before interest, income taxes, depreciation, amortization, and equity incentive compensation. Adjusted Net Income is defined as net income adjusted to exclude equity incentive plan compensation and long-term cash incentive (retention) plan expense. See “Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures.”

Set forth below is a table highlighting certain of our results for the three months ended March 31, 2008 and March 31, 2007:

Hughes Communications, Inc.			Hughes Network Systems, LLC
	Three Months			Three Months
	Ended March 31,			Ended March 31,
(Dollars in thousands)	2008	2007	(Dollars in thousands)	2008	2007
Revenue			Revenue
North America VSAT	$156,790	$151,565	North America VSAT	$156,790	$151,565
International VSAT	44,596	43,496	International VSAT	44,596	43,496
Telecom Systems	35,634	27,670	Telecom Systems	35,634	27,670
Corporate and Other	140	151	Total	$237,020	$222,731
Total	$237,160	$222,882
Operating income (loss)			Operating income
North America VSAT	$5,022	$8,501	North America VSAT	$5,022	$8,501
International VSAT	433	958	International VSAT	433	958
Telecom Systems	4,589	3,541	Telecom Systems	4,589	3,541
Corporate and Other	(738)	(1,444)	Total	$10,044	$13,000
Total	$9,306	$11,556
Net income	$656	$2,940	Net income	$1,458	$4,308
Adjusted net income*	$10,247	$3,957
EBITDA*	$20,922	$24,380	EBITDA*	$21,674	$25,415
Adjusted EBITDA*	$29,442	$25,557	Adjusted EBITDA*	$30,194	$26,592
New Orders	$286,405	$277,360	New Orders	$286,265	$277,209

*	For the definitions of Adjusted Net Income, EBITDA and Adjusted EBITDA, see “Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures” below.

Selected Highlights

•
Hughes successfully activated the first HughesNet® consumer subscriber for broadband Internet service utilizing its SPACEWAY 3 satellite on April 3, 2008. With this significant milestone, the SPACEWAY 3 satellite has officially commenced carrying revenue-bearing traffic, making Hughes a fully integrated service provider. Launched by Arianespace in August, 2007, SPACEWAY 3 was subsequently placed into geostationary orbit by Boeing in December, 2007, at which time Hughes assumed operational control. Extensive pre-commercial testing has been completed since then and Hughes has now achieved its goal of commencing commercial service in early 2008.

•
Hughes was awarded a 7-year contract by long-time customer, GTECH Corporation, the world’s leading provider of lottery, gaming and transaction processing solutions, to take over management and operations of their private satellite networks, comprising 65,000 remote satellite terminals. The migration of operation services to Hughes facilities in North Las Vegas, NV and Germantown, MD is currently underway and is expected to be completed in the third quarter of 2008.

•
Hughes signed MicroCorp, Inc. to be a certified reseller of HughesNet broadband satellite business services in the US. Now business customers purchasing telecom solutions from MicroCorp's network of more than 1,500 agents, system integrators, and value-added remarketers will have access to high-speed data services throughout the US, as well as back-up services, using HughesNet broadband satellite services.

•
Hughes was issued $2.6 million in task orders by the Defense Information Systems Agency and other participating government agencies to provide Digital Compressed Satellite Services (DCSS) for the Government Education and Training Network (GETN). This effort is through the US General Services Administration's SATCOM-II vehicle and is anticipated to be a multi-million dollar effort.

•
Orion Satellite Systems of Australia purchased and commissioned a state-of-the-art DVB-S2/IPoS with ACM satellite system from Hughes to provide broadband Internet access service to remote areas in Australia. Orion Satellite Systems is one of the registered providers of broadband satellite services under the Australian Broadband Guarantee (ABG) program.

•
Hughes’ Brazilian subsidiary Hughes Telecommunicacoes do Brasil, Ltda signed an agreement with Intelsat, the leading provider of commercial satellite services, to deliver a new managed cellular backhaul solution in Brazil, enabling cellular service providers to cost-effectively extend cell networks to rural areas and sparsely populated regions.

•
Intelsat selected Hughes’ HX broadband satellite platform for a new regional Ku-band broadband maritime service. Intelsat will deliver its new service via a limited number of distributor partners in the Caribbean and Gulf of Mexico regions starting in mid-2008. The Hughes HX System is fully compliant with the world's leading satellite industry standard, IPoS/DVB-S2 with Adaptive Coding and Modulation (ACM). The Hughes implementation of ACM on the downlink, together with Adaptive Inbound Selection (AIS) and signal spreading capability on the uplink, enables the use of small shipboard antennas to deliver high-speed Ku-band maritime services.

•
Hughes signed All Systems Satellite Distributors to be a distributor of HughesNet satellite broadband Internet service in the Northeast and mid-Atlantic region, where large numbers of consumers are beyond the reach of cable and DSL. Under the terms of the agreement, All Systems will market primarily to retailers in Delaware, Maryland, New England, New Jersey, New York, Pennsylvania, Virginia, and West Virginia. This will create a new income opportunity for the retailers, who will sell and install the HughesNet satellite broadband service.

•
The Society of Satellite Professionals International (SSPI) presented Hughes with its 2008 Industry Innovators Award for Systems Development and Applications. Hughes was recognized for its technology leadership in developing SPACEWAY 3, the world's first commercial satellite system to employ on-board switching and routing, at the SSPI gala held on February 26, 2008 during the Satellite 2008 industry forum in Washington DC.

•
Hughes’ Crypto Kernel, the cryptographic component of its HN and HX Systems, has earned a Federal Information Processing Standard (FIPS) 140-2 level 1 certificate (Certs. #919 and #915) from the National Institute of Standards and Technology (NIST). FIPS 140-2 validation is a requirement for any cryptographic product, which will be used in a US government agency network.

To summarize, Kaul said, “We are very pleased with our financial growth in first quarter of 2008 over what was already a very strong first quarter in 2007. I am also pleased with our new orders performance in the first quarter which has resulted in a strong non-consumer backlog of over $800 million. Our most significant accomplishment is that we initiated commercial service on our SPACEWAY 3 satellite and we expect to see significant cost benefits and new revenue opportunities going forward. We believe we have continued our tradition of delivering on our commitments to our shareholders, and are pleased at how we are positioned for the rest of this year and beyond.”

Commenting on Hughes’ financial performance, Grant Barber, executive vice president and chief financial officer, said, “Our profitability showed strong growth in the first quarter of 2008 with Adjusted EBITDA growing 15% over the first quarter of 2007. Hughes’ GAAP net income in the quarter was $0.7 million or $0.03 per share compared with $2.9 million or $0.15 per share on a fully diluted basis in the first quarter of 2007. Non-GAAP Adjusted Net Income was $10.2 million, or $0.54 per share compared to $4.0 million or $0.21 per share on a fully diluted basis in the first quarter of 2007. Hughes ended the first quarter of 2008 with consolidated cash and marketable securities of $128.8 million.”

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

The following table reconciles the differences between Hughes’ net income as determined under United States of America generally accepted accounting principles (GAAP), Adjusted Net Income, EBITDA and Adjusted EBITDA.

Hughes Communications, Inc.
	Three Months
	Ended March 31,
(Dollars in thousands)	2008	2007

Net income	$656	$2,940
Add:
Equity incentive plan compensation	1,071	1,017
Long-term cash incentive (retention) plan	8,520	-
Adjusted net income	$10,247	$3,957

Net income	$656	$2,940
Add:

Interest expense	9,308	11,438
Income tax expense	640	520
Depreciation and amortization	10,710	11,543
Equity incentive plan compensation	1,071	1,017
Less:
Interest income	(1,463)	(3,078)
EBITDA	$20,922	$24,380
Add:
Long-term cash incentive (retention) plan	8,520	-
Restructuring charge	-	1,177
Adjusted EBITDA	$29,442	$25,557

The following table reconciles the differences between HNS’ net income as determined under GAAP, EBITDA and Adjusted EBITDA:

Hughes Network Systems, LLC
	Three Months
	Ended March 31,
(Dollars in thousands)	2008	2007

Net income	$1,458	$4,308
Add:
Interest expense	9,308	11,438
Income tax expense	629	520
Depreciation and amortization	10,710	11,543
Equity incentive plan compensation	925	528
Less:
Interest income	(1,356)	(2,922)
EBITDA	$21,674	$25,415

Add:
Long-term cash incentive (retention) plan	8,520	-
Restructuring charge	-	1,177
Adjusted EBITDA	$30,194	$26,592

The financial statements of Hughes and HNS for the three months ended March 31, 2008 and March 31, 2007 are attached to this press release.

Note on Use of Non-GAAP Financial Measures

Hughes provides non-GAAP financial data in addition to providing financial results in accordance with GAAP. This press release includes the following supplemental non-GAAP financial measures: Adjusted Net Income, EBITDA and Adjusted EBITDA. Adjusted Net Income excludes from GAAP net income the effects of equity incentive plan compensation and the accrual of long term cash incentive (retention) plan, which was adopted in April 2005 in connection with the acquisition of HNS. EBITDA is defined as earnings (loss) before interest, income taxes, depreciation, amortization and equity incentive plan compensation. Adjusted EBITDA is defined as EBITDA further adjusted to exclude certain adjustments. We believe these non-GAAP financial measures provide useful information to both management and investors by excluding specific expenses that we believe are not indicative of our core operating results. Internally, we use these non-GAAP measures in our review of the performance of management and in the performance of our business and operations. Management also uses Adjusted EBITDA of HNS for purposes of determining the payments to be made in connection with the long term cash incentive (retention) plan. Externally, we believe that investors may find this non-GAAP financial information useful in their assessment of our operating performance. In addition, we believe that these non-GAAP financial measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Adjusted EBITDA of HNS is also used in calculating covenant compliance under HNS' credit agreements and the indenture governing HNS’ 9½% Senior Notes due 2014.

Adjusted Net Income, EBITDA and Adjusted EBITDA are not recognized terms under GAAP. These non-GAAP measures do not represent net income or cash flows from operations, as these terms are defined under GAAP, and should not be considered as alternatives to net income as an indicator of operating performance or to cash flows as a measure of liquidity. Additionally, these non-GAAP measures are not intended to be measures of cash flow available to management for discretionary use, as such measures do not consider certain cash requirements such as capital expenditures (including expenditures on VSAT operating lease hardware and capitalized software development costs), tax payments, and debt service requirements (including VSAT operating lease hardware). Adjusted Net Income, EBITDA and Adjusted EBITDA as presented herein are not necessarily comparable to similarly titled measures reported by other companies. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP.

About Hughes Communications, Inc.
Hughes Communications, Inc. (NASDAQ: HUGH) is the 100 percent owner of Hughes Network Systems, LLC. Hughes is the global leader in providing broadband satellite networks and services for enterprises, governments, small businesses, and consumers. HughesNet encompasses all broadband solutions and managed services from Hughes, bridging the best of satellite and terrestrial technologies. Its broadband satellite products are based on global standards approved by the TIA, ETSI, and ITU standards organizations, including IPoS/DVB-S2, RSM-A, and GMR-1. To date, Hughes has shipped more than 1.5 million systems to customers in over 100 countries.

Headquartered outside Washington, DC, in Germantown, Maryland, USA, Hughes maintains sales and support offices worldwide. For more information, please visit www.hughes.com.

Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995
This press release may contain statements that are forward looking, as that term is defined by the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, discussions regarding industry outlook and Hughes’ expectations regarding the performance of its business, its future liquidity and capital resource needs, its strategic plans and objectives. These forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. When used in this release, the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “project,” “plans” and similar expressions and the use of future dates are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements are subject to certain risks, uncertainties and assumptions, including, but not limited to, the following: risks related to Hughes’ substantial leverage and restrictions contained in its debt agreements, technological developments, its reliance on providers of satellite transponder capacity, changes in demand for Hughes’ services and products, competition, industry trends, regulatory changes, foreign currency exchange rate fluctuations and other risks identified and discussed under the caption “Risk Factors” in Hughes’ Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission on March 10, 2008 and in the other documents Hughes files with the Securities and Exchange Commission from time to time.

###

©Hughes Communications, Inc. All rights reserved. Hughes, HughesNet, IPoS, and SPACEWAY are trademarks of Hughes Network Systems, LLC. DIRECTV and DIRECWAY are registered trademarks of The DIRECTV Group, Inc.

Contact Information	Attachments
Investor Relations Contact: Deepak V. Dutt,
Vice President, Treasurer and Investor Relations Officer
Email: ddutt@hns.com
Phone: 301-428-7010

Media Contact: Judy Blake,
Director, Marketing Communications
Email: jblake@hns.com
Phone: 301-601-7330

Hughes Communications, Inc.
Condensed Consolidated Balance Sheets
Condensed Consolidated Statements of Operations
Condensed Consolidated Statements of Cash Flows

Hughes Network Systems, LLC
Condensed Consolidated Balance Sheets
Condensed Consolidated Statements of Operations
Condensed Consolidated Statements of Cash Flows

HUGHES COMMUNICATIONS, INC.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$110,136	$134,092
Marketable securities	18,650	17,307
Receivables, net	187,490	209,943
Inventories	76,099	65,754
Prepaid expenses and other	36,215	43,720
Total current assets	428,590	470,816
Property, net	489,949	479,976
Capitalized software costs, net	49,185	47,582
Intangible assets, net	29,543	22,513
Goodwill	1,362	-
Other assets	115,393	108,950
Total assets	$1,114,022	$1,129,837
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
Accounts payable	$73,166	$72,440
Short-term debt	12,730	14,795
Accrued liabilities	165,258	177,932
Due to affiliates	1,077	12,621
Total current liabilities	252,231	277,788
Long-term debt	577,431	577,761
Other liabilities	20,692	6,526
Total liabilities	850,354	862,075
Commitments and contingencies
Minority interests	5,446	5,401
Stockholders' Equity:
Preferred stock, $0.001 par value; 1,000,000 shares authorized and no
shares issued and outstanding at March 31, 2008 and December 31, 2007	-	-
Common stock, $0.001 par value; 64,000,000 shares authorized;
19,185,794 shares and 19,195,972 shares issued and outstanding
as of March 31, 2008 and December 31, 2007, respectively	19	19
Additional paid in capital	631,456	631,300
Accumulated deficit	(366,212)	(366,868)
Accumulated other comprehensive loss:
Foreign currency translation adjustments	3,492	3,305
Unrealized loss on interest rate swap	(10,699)	(5,482)
Unrealized gains on securities	166	87
Total stockholders' equity	258,222	262,361
Total liabilities and stockholders' equity	$1,114,022	$1,129,837

HUGHES COMMUNICATIONS, INC.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2008	2007
Revenues:
Services	$148,897	$119,774
Hardware sales	88,263	103,108
Total revenues	237,160	222,882
Operating costs and expenses:
Cost of services	94,217	80,234
Cost of hardware products sold	76,798	87,166
Selling, general and administrative	49,155	38,266
Research and development	6,076	4,124
Amortization of intangibles	1,608	1,536
Total operating costs and expenses	227,854	211,326
Operating income	9,306	11,556
Other income (expense):
Interest expense	(9,308)	(11,438)
Interest income	1,463	3,078
Other income, net	31	101
Income before income tax expense; minority interests in net
losses of subsidiaries; and equity in losses of unconsolidated
affiliates	1,492	3,297
Income tax expense	(640)	(520)
Minority interests in net losses of subsidiaries	(45)	283
Equity in losses of unconsolidated affiliates	(151)	(120)
Net income	$656	$2,940
Earnings per share:
Basic	$0.03	$0.16
Diluted	$0.03	$0.15
Shares used in computation of per share data:
Basic	18,867,630	18,843,122
Diluted	19,275,233	19,212,462

HUGHES COMMUNICATIONS, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2008	2007
Cash flows from operating activities:
Net income	$656	$2,940
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation and amortization	11,053	11,467
Equity plan compensation expense	1,071	1,017
Minority interests	45	(283)
Equity in losses from unconsolidated affiliates	151	120
Other	(3)	(250)
Change in other operating assets and liabilities, net of acquisitions:
Receivables, net	23,857	(2,469)
Inventories	(10,194)	(1,996)
Prepaid expenses and other	(3,927)	(641)
Accounts payable	905	(4,470)
Accrued liabilities and other	(6,197)	(3,051)
Net cash provided by operating activities	17,417	2,384
Cash flows from investing activities:
Change in restricted cash	7	508
Purchases of marketable securities	(2,071)	(1,742)
Proceeds from sales of marketable securities	1,005	15,000
Expenditures for property	(22,948)	(62,245)
Expenditures for capitalized software	(3,382)	(3,288)
Proceeds from sale of property	25	313
Additional investment in Hughes Systique Corporation	(1,500)	-
Acquisition of Helius	(10,812)	-
Long-term loan to Hughes Systique Corporation	(500)	-
Net cash used in investing activities	(40,176)	(51,454)
Cash flows from financing activities:
Net increase in notes and loans payable	689	303
Long-term debt borrowings	1,654	115,296
Repayment of long-term debt	(4,620)	(6,902)
Debt issuance costs	-	(1,987)
Net cash (used in) provided by financing activities	(2,277)	106,710
Effect of exchange rate changes on cash and cash equivalents	1,080	(384)
Net(decrease) increase in cash and cash equivalents	(23,956)	57,256
Cash and cash equivalents at beginning of the period	134,092	106,933
Cash and cash equivalents at end of the period	$110,136	$164,189
Supplemental cash flow information:
Cash paid for interest	$2,832	$1,168
Cash paid for income taxes	$952	$1,565

HUGHES NETWORK SYSTEMS
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31, 2008	December 31, 2007
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$109,755	$129,227
Marketable securities	11,400	11,224
Receivables, net	187,374	209,731
Inventories	76,099	65,754
Prepaid expenses and other	35,028	42,131
Total current assets	419,656	458,067
Property, net	489,949	479,976
Capitalized software costs, net	49,185	47,582
Intangible assets, net	29,543	22,513
Goodwill	1,362	-
Other assets	108,465	103,870
Total assets	$1,098,160	$1,112,008
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$71,762	$69,497
Short-term debt	12,730	14,795
Accrued liabilities	164,647	177,136
Due to affiliates	1,499	13,473
Total current liabilities	250,638	274,901
Long-term debt	577,431	577,761
Other long-term liabilities	20,692	6,526
Total liabilities	848,761	859,188
Commitments and contingencies
Minority interests	5,386	5,350
Equity:
Class A membership interests	180,731	180,655
Class B membership interests	-	-
Retained earnings	70,361	68,903
Accumulated other comprehensive loss:
Foreign currency translation adjustments	3,492	3,305
Unrealized loss on interest rate swap	(10,699)	(5,482)
Unrealized gains on securities	128	89
Total equity	244,013	247,470
Total liabilities and equity	$1,098,160	$1,112,008

HUGHES NETWORK SYSTEMS
Condensed Consolidated Statements of Operations
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2008	2007
Revenues:
Services	$148,757	$119,623
Hardware sales	88,263	103,108
Total revenues	237,020	222,731
Operating costs and expenses:
Cost of services	94,203	80,206
Cost of hardware products sold	76,798	87,166
Selling, general and administrative	48,291	36,699
Research and development	6,076	4,124
Amortization of intangibles	1,608	1,536
Total operating costs and expenses	226,976	209,731
Operating income	10,044	13,000
Other income (expense):
Interest expense	(9,308)	(11,438)
Interest income	1,356	2,922
Other income, net	31	52
Income before income tax expense, minority
interests in net (earnings) losses of subsidiaries	2,123	4,536
Income tax expense	(629)	(520)
Minority interests in net (earnings) losses of subsidiaries	(36)	292
Net income	$1,458	$4,308

HUGHES NETWORK SYSTEMS
Condensed Consolidated Statements Of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2008	2007
Cash flows from operating activities:
Net income	$1,458	$4,308
Adjustments to reconcile net income to cash flows from
operating activities:
Depreciation and amortization	11,053	11,467
Equity plan compensation expense	76	80
Minority interests	36	(292)
Other	(4)	(191)
Change in other operating assets and liabilities, net of acquisition:
Receivables, net	23,761	(2,447)
Inventories	(10,194)	(1,996)
Prepaid expenses and other	(4,268)	(1,617)
Accounts payable	2,444	(4,148)
Accrued liabilities and other	(5,527)	(2,746)
Net cash provided by operating activities	$18,835	$2,418
Cash flows from investing activities:
Change in restricted cash	7	(281)
Proceeds from sales of marketable securities	-	14,795
Expenditures for property	(22,948)	(62,245)
Expenditures for capitalized software	(3,382)	(3,288)
Proceeds from sale of property	25	313
Acquisition of Helius	(10,812)	-
Net cash used in investing activities	(37,110)	(50,706)
Cash flows from financing activities:
Net increase in notes and loans payable	689	303
Long-term debt borrowings	1,654	115,296
Repayment of long-term debt	(4,620)	(6,902)
Debt issuance costs	-	(1,987)
Net cash provided by (used in) financing activities	(2,277)	106,710
Effect of exchange rate changes on cash and cash equivalents	1,080	(384)
Net increase (decrease) in cash and cash equivalents	(19,472)	58,038
Cash and cash equivalents at beginning of the period	129,227	99,098
Cash and cash equivalents at end of the period	$109,755	$157,136
Supplemental cash flow information:
Cash paid for interest	$2,832	$1,168
Cash paid for income taxes	$930	$1,564